Exhibit 10.18

EXECUTION COPY

ADVISORY SERVICES AND MONITORING AGREEMENT

This Advisory Services and Monitoring Agreement (this “Agreement”) is entered into as of June 15, 2007, by and among Specialized Technology Resources, Inc. (the “Company”), DLJ Merchant Banking, Inc. (“DLJMB”), Westwind STR Advisors, LLC (“Stone”) and Dennis L. Jilot (“Jilot”) (DLJMB, Stone and Jilot each an “Advisor” and, collectively, the “Advisors”)

WHEREAS, pursuant to an Amended and Restated Agreement and Plan of Merger, dated as of June 15, 2007, by and among the Company, STR Holdings LLC (as successor to STR Holdings, Inc.) (“Holdings”) and STR Acquisition, Inc., a wholly-owned subsidiary of Holdings (“Mergerco”), Mergerco merged with and into the Company with the Company being the surviving entity (the “Merger”);

WHEREAS, in connection with the Merger, Stone and Jilot have provided to Holdings advice and analysis, including assistance with due diligence and other investigatory matters related to the Company;

WHEREAS, the Advisors are specially skilled in corporate finance, strategic corporate planning, and other management skills and advisory and business monitoring services;

WHEREAS, Holdings, the Company and subsidiaries of the Company (collectively, the “Company Group”) will require such skills and services from the Advisors in connection with their business operations and execution of their strategic plan; and

WHEREAS, the Advisors are willing to provide such skills and services to the Company and the other members of the Company Group and the Company desires to retain the Advisors with respect to the services described herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.                                      Appointment.

(a)                                  The Company hereby appoints the Advisors, or their respective designees, on a non-exclusive basis, as its advisors with respect to the following services to the extent appropriate and requested by the Company or any member of the Company Group:  (i) assisting the Company or any member of the Company Group in analyzing its operations and historical performance; (ii) assisting the Company or any member of the Company Group in analyzing future prospects; (iii) assisting the Company or any member of the Company Group with respect to future proposals for tender offers, acquisitions, sales, mergers, financings, exchange offers, recapitalizations, restructurings or other similar transactions that may be consummated during the term of this Agreement; and (iv) providing financial and business monitoring services, including with respect to assisting the Company or any member of the Company Group in preparing a strategic plan.

(b)                                 The Advisors do not make any representations or warranties, express or implied, in respect of the services to be provided by the Advisors or their designee hereunder.  In no event shall the Advisors or their respective affiliates be liable to any member of the Company or any of their respective affiliates for any act, alleged act, omission or alleged omission that does not constitute gross negligence or willful misconduct of the Advisors or their designees as determined by a final, non-appealable determination of a court of competent jurisdiction.

(c)                                  The Advisors shall devote such time and efforts to the performance of services contemplated hereby as the Advisors reasonably deem necessary or appropriate; provided, however, that no minimum number of hours is required to be devoted by the Advisors on a weekly, monthly, annual or other basis.  The Company acknowledges that the Advisors’ services are not exclusive to the Company or any other members of the Company Group and that the Advisors may render similar services to other persons and entities.

2.                                      Term and Termination.

(a)                                  This Agreement shall continue in full force and effect for a term of seven (7) years.  This Agreement shall automatically renew on each anniversary of the date hereof, and, in connection with each renewal, the term of this Agreement shall be seven (7) years from the date of such renewal.

(b)                                 This Agreement (i) may be terminated by the Advisors at any time prior to the consummation of an initial public offering (“IPO”), (ii) shall terminate automatically upon the consummation of an IPO, and (iii) shall terminate automatically upon the consummation of a Change of Control (as defined in the Amended and Restated Limited Liability Company Agreement of Holdings, dated June 15, 2007, as may be amended from time to time (the “LLC Agreement”)).  In the event that this Agreement is automatically terminated pursuant to clause (ii) above, the Company agrees to pay the Advisors, at the time of such termination, a cash lump sum termination fee (the “Termination Fee”) equal to the net present value of the amount of the aggregate Monitoring Fee (as defined below in Section 3(a)) that otherwise would have been payable from the Company to the Advisors from the date of the termination until the expiration date in effect immediately prior to the termination, calculated using a discount rate equal to the ten year treasury rate on the date of the termination.

(c)                                  No termination of the Advisors’ engagement hereunder shall affect any of the Company’s obligations under this Agreement, including, without limitation, the Company’s indemnity obligations as set forth herein.

(d)                                 In the event that Jilot ceases to serve on Holdings’ board of directors his right to any and all payments under this Agreement shall terminate.  In the event that Stone ceases to serve on Holdings’ board of directors, his right to any and all payments under this Agreement shall terminate.

(e)                                  The terms and provisions of Sections 1(b), 2, 4, and 5 shall survive any termination of this Agreement.

3.                                      Payment of Fees.

(a)                                  In consideration of the advisory services provided by Stone and Jilot in connection with the Merger, the Company shall pay Stone a fee in the amount of $164,482 and Jilot a fee in the amount of $98,492.

(b)                                 In consideration of the ongoing advisory services to be provided by the Advisors to the Company and any other member of the Company Group, the Company will pay to each Advisor (or any of their respective designees) its pro rata portion of an annual advisory fee in an amount as set forth in (c) below (the “Monitoring Fee”).  The Monitoring Fee shall be payable quarterly in advance on the first business day of each calendar quarter (January 1, April 1, July 1 and October 1) and shall continue through the date of termination of this Agreement; provided, that, a pro-rata portion of the Monitoring Fee shall be paid for the period from the date of the Merger through June 30, 2007.  If this Agreement is terminated pursuant to Section 2, any unearned portion of the Monitoring Fee will be reimbursed to the Company by the Advisors.  The portion of the Monitoring Fee payable to each Advisor shall be equal to the product of (i) the Monitoring Fee and (ii) such Advisor’s Percentage Interest.  For these purposes, the respective “Percentage Interests” of the Advisors shall be as follows:  DLJMB - 84.525%; Stone – 9.679%; and Jilot – 5.796%.

(c)                                  The initial Monitoring Fee shall be $500,000.  From time to time, the Company and DLJMB may agree to increase the Monitoring Fee; provided, however, that each Advisor shall participate pro rata in any increase in accordance with its Percentage Interest.

(d)                                 All payments and reimbursements made pursuant to Sections 2, 3 and 4 will be paid by wire transfer of immediately available U.S. Dollars to an account specified by the Advisor in writing to the Company.

4.                                      Expenses; Indemnification.

(a)                                  Expenses.  In addition to the compensation to be paid pursuant to Sections 2(c), 3(a) and 3(b) above, promptly upon request by DLJMB from time to time, the Company shall reimburse DLJMB (or its respective designees) for its reasonable out-of-pocket expenses incurred in connection with the provision of services hereunder to the Company or other member of the Company Group, including, without limitation, the reasonable fees and disbursements of its legal counsel, if any, and of any other advisors retained by DLJMB, in connection with the enforcement, preservation or analysis of rights or taking of actions under this Agreement or otherwise resulting from or arising out of this engagement.

(b)                                 Indemnification.  The Company shall indemnify and hold harmless the Advisors, their affiliates, and their respective directors, officers, controlling persons (within the meaning of Section 15 of the Securities Act of 1933, as amended, or Section 20(a) of the Securities Exchange Act of 1934, as amended), if any, agents and employees (the Advisors, their affiliates, and such other specified persons being collectively referred to as “Indemnified Persons,” and individually as an “Indemnified Person”) from and against any and all claims, liabilities, losses, damages and expenses incurred by any Indemnified Person (including those arising out of an Indemnified Person’s negligence and reasonable fees and disbursements of the respective Indemnified Person’s counsel) that (A) are related to or arise out of (i) actions taken or omitted to be taken (including, without limitation, any untrue statements made or any statements omitted to be made) by any member of the Company Group or (ii) actions taken or omitted to be taken by an Indemnified Person with the consent of any member of the Company Group or in conformity with the instructions of any member of the Company Group or the actions or omissions of the Company Group or (B) are otherwise related to or arise out of the Advisors’ engagement, and will reimburse each Indemnified Person for all costs and expenses, including, without limitation, reasonable fees and disbursements of any Indemnified Person’s counsel, as they are incurred, in connection with investigating, preparing for, defending or appealing any action, formal or informal claim, investigation, inquiry or other proceeding, whether or not in connection with pending or threatened litigation, caused by or arising out of or in connection with the Advisors’ acting pursuant to the Advisors’ engagement, whether or not any Indemnified Person is named as a party thereto and whether or not any liability results therefrom.  The Company will not, however, be responsible for any claims, liabilities, losses, damages or expenses pursuant to clause (B) of the preceding sentence that have resulted primarily from either the Advisors’ bad faith, gross negligence or willful misconduct.  The Company also agrees that neither the Advisors nor any other Indemnified Person shall have any liability to the Company or any member of the Company Group for or in connection with such engagement except for any such liability for claims, liabilities, losses, damages or expenses incurred by the Company or any member of the Company Group that have resulted primarily from the Advisors’ bad faith, gross negligence or willful misconduct.  The Company further agrees that it will not, without the prior written consent of the Advisors, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of the Advisors and each other Indemnified Person hereunder from all liability arising out of such claim, action, suit or proceeding.  THE COMPANY HEREBY ACKNOWLEDGES THAT THE FOREGOING INDEMNITY SHALL BE APPLICABLE TO ANY CLAIMS, LIABILITIES, LOSSES, DAMAGES OR EXPENSES THAT HAVE RESULTED FROM OR ARE ALLEGED TO HAVE RESULTED FROM THE ACTIVE OR PASSIVE OR THE SOLE, JOINT OR CONCURRENT ORDINARY NEGLIGENCE OF THE ADVISORS OR ANY OTHER INDEMNIFIED PERSON.

The foregoing right to indemnity shall be in addition to any rights that the Advisors and/or any other Indemnified Person may have at common law or otherwise and shall remain in full force and effect following the completion or any termination of the engagement.

It is understood that, in connection with the Advisors’ engagement, the Advisors may also be engaged to act for the Company in one or more additional capacities, and that the terms of this engagement or any such additional engagement(s) may be embodied in one or more separate written agreements.  This indemnification shall apply to the engagement specified in Section 1 hereof as well as to any such additional engagement(s) (whether written or oral) and any modification of said engagement or such additional engagement(s) and shall remain in full force and effect following the completion or termination of said engagement or such additional engagements.

5.                                      No Exclusive Duty to the Company.  In recognition that (i) the Advisors currently have, and will in the future have or will consider acquiring, investments in numerous companies with respect to which the Advisors may serve as an advisor, a director or in some other capacity, (ii) the Advisors may have a myriad of duties to various investors and partners, (iii) the Advisors (or one or more affiliates, associated investment funds or portfolio companies) may engage in the same or similar activities or lines of business as the Company and have an interest in the same areas of corporate opportunities, (iv) the Company will derive certain benefits hereunder and (v) the Advisors, in desiring and endeavoring fully to satisfy their duties, may confront difficulties in determining the full scope of such duties in any particular situation, the provisions of this Section 5 are set forth to regulate, define and guide the conduct of certain affairs of the Company and other members of the Company Group as they may involve the Advisors.

(a)                                  Notwithstanding anything to the contrary contained herein, (i) the Advisors shall not be required to devote all of their time and efforts to the Company, may have other business interests and may engage in other activities in addition to those relating to the Company and the Company Group, and such other business interests or activities may be of any nature or description, and may be engaged in independently or with others, and (ii) neither the Company nor the Company Group shall have any right, by virtue of this Agreement or the Company relationship created hereby, in or to such other ventures or activities of the Advisors or any of their affiliates, or to the income or proceeds derived therefrom, and the pursuit of such ventures, even if competitive with the Company business, shall not be deemed wrongful or improper.

(b)                                 Neither the Advisors nor any of their affiliates, shall be liable to the Company or any of their affiliates for breach of any duty (contractual or otherwise) by reason of any activities or omissions of the types referred to in Section 5(a) or the Advisors’ or their affiliates’ participation therein.

6.                                      Amendments and Waivers.  No amendment or waiver of any term, provision or condition of this Agreement shall be effective, unless in writing and executed by Advisors and the Company; provided, that no such amendment will adversely affect any one Advisor disproportionately to any other Advisor without the consent of that Advisor.  No waiver on any one occasion shall extend to or effect or be construed as a waiver of any right or remedy on any future occasion.  No course of dealing of any person nor any delay or omission in exercising any right or remedy shall constitute an amendment of this Agreement or a waiver of any right or remedy of any party hereto.

7.                                      Miscellaneous.

(a)                                  Choice of Law.  This Agreement, and all disputes, claims or causes of action that arise from or are in connection with this Agreement, shall be governed by and construed in accordance with the domestic substantive laws of the State of New York without giving effect to any choice or conflict of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

(b)                                 Consent to Jurisdiction.  Each of the parties agrees that all actions, suits or proceedings arising out of or based upon this Agreement or the subject matter hereof shall be brought and maintained exclusively in the federal and state courts of the State of New York.  Each of the parties hereto by execution hereof (i) hereby irrevocably submits to the jurisdiction of the federal and state courts in the State of New York for the purpose of any action, suit or proceeding arising out of or based upon this Agreement or the subject matter hereof and (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that it is immune from extraterritorial injunctive relief or other injunctive relief, that its property is exempt or immune from attachment or execution, that any such action, suit or proceeding may not be brought or maintained in one of the above-named courts, that any such action, suit or proceeding brought or maintained in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred to any court other than one of the above-named courts, should be stayed by virtue of the pendency of any other action, suit or proceeding in any court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by any of the above-named courts.  Each of the parties hereto hereby consents to service of process in any such suit, action or proceeding in any manner permitted by the laws of the State of New York, agrees that service of process by registered or certified mail, return receipt requested, at the address specified in or pursuant to Section 12 is reasonably calculated to give actual notice and waives and agrees not to assert by way of motion, as a defense or otherwise, in any such action, suit or proceeding any claim that service of process made in accordance with Section 12 does not constitute good and sufficient service of process.  The provisions of this Section 7(b) shall not restrict the ability of any party to enforce in any court any judgment obtained in a federal or state court of the State of New York.

(c)                                  Waiver of Jury Trial.  TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT, OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, CAUSE OF ACTION, ACTION, SUIT OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT HEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT OR TORT OR OTHERWISE.  Each of the parties hereto acknowledges that it has been informed by each other party that the provisions of this Section 7(c) constitute a material inducement upon which such party is relying and will rely in entering into this Agreement and the transactions contemplated hereby.  Any of the parties hereto may file an original counterpart or a copy of this Agreement with any court as written evidence of the consent of each of the parties hereto to the waiver of its right to trial by jury.

(d)                                 Authority to Enter Agreement.  Each party to this Agreement has all requisite power and authority to enter into this Agreement and the transactions contemplated hereby.  This Agreement has been duly and validly authorized by all necessary action on the part of each party and when duly executed and delivered by such party shall constitute a legal, valid and binding agreement of such party, enforceable in accordance with its terms.

8.                                      Independent Contractor.  The parties agree and understand that the Advisors are and shall act as an independent contractor of the Company in the performance of their duties hereunder.  The Advisors, in the performance of their duties hereunder will not hold itself out as, employee, agent or partner of the Company.

9.                                      Information.  The Company shall (i) furnish and make available to the Advisors, in a timely manner, annual, quarterly and monthly consolidated financial statements, (ii) use reasonable efforts to cause its officers, directors, managers and employees to afford the Advisors, during normal business hours and upon reasonable notice, reasonable access and consultation rights at all reasonable times, and (iii) afford the Advisors the opportunity to discuss the Company’s affairs, finances and accounts with the Company’s officers from time to time as it may reasonably request.  The Company acknowledges and confirms that the Advisors (i) will rely solely on such information and information that is available from public sources in the performance of the services contemplated by this engagement without assuming any responsibility for independent investigation or verification thereof, (ii) will assume no responsibility for the accuracy or completeness of such information or any other information regarding the Company and (iii) will not make any appraisal of any assets of the Company.

10.                               Confidentiality.  No advice rendered by the Advisors, whether formal or informal, may be disclosed, in whole or in part, or summarized, excerpted from or otherwise referred to without the Advisors’ prior written consent.  To the extent consistent with legal requirements, all information given to one party of this Agreement (the “Recipient Party”) by another party (the “Providing Party”), including, without limitation, this Agreement, unless publicly available or otherwise available to the Recipient Party without restriction or breach of any confidentiality agreement, will be held by the Recipient Party in confidence and will not, without the Providing Party’s prior approval, be disclosed to anyone other than the Recipient’s agents and advisors who require such information to perform services for the Providing Party as contemplated by this Agreement (and who agree to use such information only in connection with such services) or used by such person for any purpose other than those contemplated by this Agreement.  Each party hereto shall be responsible for violations of its respective agents and advisors of the obligations set forth in this Section 10.  Notwithstanding anything to the contrary set forth herein or in any other agreement to which the parties hereto are parties or by which they are bound, the obligations of confidentiality contained herein and therein, as they relate to the services to be provided hereunder, shall not apply to the tax structure or tax treatment of the transactions subject to the services to be provided hereunder, and each party hereto (and any employee, representative, or agent of any party hereto) may disclose to any and all persons, without limitation of any kind, the tax structure and tax treatment of the transaction subject to the services to be provided hereunder and all materials of any kind (including opinions or other tax analysis) that are provided to such party relating to such tax treatment and tax structure; provided, however, that such disclosure shall not include the name (or other identifying information not relevant to the tax structure or tax treatment) of any person and shall not include information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws.

11.                               Merger/Entire Agreement.  This Agreement and the other agreements referred to herein, contain the entire understanding of the parties with respect to the specific subject matter hereof and supersedes any prior communication or agreement with respect thereto.

12.                               Notice.  All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy, nationally-recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

If to the Company, to:

Specialized Technology Resources, Inc.

10 Water Street

Enfield, CT  06082-4899

Attn:  Barry A. Morris

Facsimile:  (860) 749-9158

If to the Advisors, to:

DLJ Merchant Banking, Inc.

Eleven Madison Avenue, 16th Floor

New York, New York  10010

Attn:  Susan C. Schnabel

Facsimile:  (310) 712-2734

Westwind STR Advisors, LLC

917 Tahoe Blvd, Suite 200

Incline Village, NV 89451

Dennis L. Jilot

10 Water Street

Enfield, CT  06082-4899

All such notices, requests, consents and other communications shall be deemed to have been delivered (a) in the case of personal delivery or delivery by telecopy, on the date of such delivery, (b) in the case of dispatch by nationally-recognized overnight courier, on the next business day following such dispatch and (c) in the case of mailing, on the third business day after the posting thereof.

13.                               Severability.  If in any judicial or arbitral proceedings a court or arbitrator shall refuse to enforce any provision of this Agreement, then such unenforceable provision shall be deemed eliminated from this Agreement for the purpose of such proceedings to the extent necessary to permit the remaining provisions to be enforced.  To the full extent, however, that the provisions of any applicable law may be waived, they are hereby waived to the end that this Agreement be deemed to be a valid and binding agreement enforceable in accordance with its terms, and in the event that any provision hereof shall be found to be invalid or unenforceable, such provision shall be construed by limiting it so as to be valid and enforceable to the maximum extent consistent with and possible under applicable law.

14.                               Counterparts.  This Agreement may be executed in any number of counterparts and by each of the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.

15.                               Descriptive Headings.  All descriptive headings in this Agreement are inserted for convenience only and shall be disregarded in construing or applying any provision of this Agreement.

16.                               Prevailing Party.  If any legal action or other proceedings is brought for a breach of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and other costs incurred in bringing such action or proceeding, in addition to any other relief to which such party may be entitled.

17.                               Non-Recourse.  No past, present or future director, officer, employee, incorporator, member, partner, stockholder, affiliate, agent, attorney or representative of the

Advisors, any member of the Company Group or any of their respective affiliates shall have any liability for any obligations or liabilities of the Advisors, any member of the Company Group or any of their respective affiliates under this Agreement or for any claim based on, in respect of, or by reason of, the transactions or other matters contemplated hereby.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its duly authorized officer or representative as of the date first above written.

SPECIALIZED TECHNOLOGY RESOURCES, INC.

By:
Name: Barry A. Morris
Title: Vice President and Secretary

SIGNATURE PAGE FOR MONITORING AGREEMENT (DLJMB/STONE/JILOT)

DLJ MERCHANT BANKING, INC.

By:
Name: Kenneth Lohsen
Title: Vice President

SIGNATURE PAGE FOR MONITORING AGREEMENT (DLJMB/STONE/JILOT)

WESTWIND STR ADVISORS, LLC

By:
Name:
Title:

SIGNATURE PAGE FOR MONITORING AGREEMENT (DLJMB/STONE/JILOT)

Dennis L. Jilot

SIGNATURE PAGE FOR MONITORING AGREEMENT (DLJMB/STONE/JILOT)